                                                                   Exhibit 10.18

                               ASHLAND COAL, INC.
                INCENTIVE COMPENSATION PROGRAM FOR KEY EMPLOYEES



PURPOSE: To provide key employees of Ashland Coal, Inc. (the "Company") the opportunity to earn incentive cash compensation in relation to, and through the achievement of, performance objectives.

EFFECTIVE DATE:             August 1, 1988

PARTICIPATION:              Eligibility for participation in the program is
                            based upon job size and accountability. Six levels of participation have been established.

POTENTIAL PAYOUT:           The Personnel and Compensation Committee has sole
                            discretion to determine the amount of the incentive compensation award for each participant for each fiscal year. Maximum potential payout is a fixed percentage of a participant's average salary for the fiscal year and is dependent upon the participant's participation level for that fiscal year. These maximums are as follows:

                                                            Maximum Payout
                            Participation                   As a Percentage
                                Level                      of Average Salary
                            -------------                  -----------------
                                   I                               72
                                  II                               54
                                 III                               42
                                  IV                               36
                                   V                               30
                                  VI                               20

PERFORMANCE GRADES:         A participant's incentive compensation award is
                            determined by performance grades attained in the following areas:

                            1.   Operating Performance of the Company; and

                            2.   Individual Performance.

WEIGHTINGS:                 The performance grade for the Company Operating
                            Performance component is weighted two-thirds and the Individual Performance component is weighted one-third.

                            Depending upon the determination by the Company, the Operating Performance component may be comprised of a performance grade of a unit within the Company in addition to the overall Company Operating Performance grade.

DETERMINATION OF
COMPANY GRADE:              Operating performance grades for the Company may be
                            based upon Return on Invested Capital (ROI), Return on Equity (ROE) or another measure of performance determined by the Company's Personnel and Compensation (P & C) Committee. The actual performance achieved for the year shall be compared against a target performance measure to determine a Company Grade. The P & C Committee shall annually approve an overall target performance for the Company.

                            Neither the performance measure nor the operating performance grade shall directly or indirectly link the value of an incentive compensation payment to the value of a Company equity security.

LIMITATION ON
TOTAL PAYOUT:               The total payout in a fiscal year for all plan
                            participants cannot exceed six (6) percent of Net
                            Income to Common Shareholders for that fiscal year, calculated on a Primary Basis. Net Income shall not include non-operating items.

INDIVIDUAL
LIMITATION:                 Any participant with an individual performance grade
                            of 5 or greater shall receive no bonus.

COMMITTEE
APPROVAL:                   The P & C Committee must approve the actual award to
                            be made to any plan participant.

P & C COMMITTEE:            The P & C Committee of the Board of Directors of the
                            Company shall have plenary authority to administer this Plan.



Approved by the Board on August 8, 1988.
Restated on July 16, 1993 to reflect cumulative changes authorized by the P & C Committee.


                                      -2-